SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: (Date of earliest event reported) August 30, 2004



                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


           OKLAHOMA                  000-29225                73-1513309
 (State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
        (17 CFR 240.14a-12(b))

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

                                EXPLANATORY NOTE

     This Form 8-K/A amends our Form 8-K filed on August 28, 2003 relating to our acquisition of American Cellular Corporation (the "Original 8-K"). This Form 8-K/A is amending the Original 8-K only (i) to include American Cellular Corporation's historical financial statements as exhibits hereto, which were previously incorporated by reference to American Cellular Corporation's public filings, and (ii) to renumber this Form 8-K to comply with the new Form 8-K numbering formats.

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Information To Be Included in the Report

Item 2.01  Completion of Acquisition or Disposition of Assets.

     On August 19, 2003, Dobson Communications Corporation (the "Company") and American Cellular Corporation ("American Cellular") consummated the reorganization of American Cellular (the "Reorganization"), and American Cellular became a wholly-owned subsidiary of the Company and its subsidiaries. In order to accomplish the Reorganization, on July 14, 2003, American Cellular commenced a simultaneous exchange offer (the "Exchange Offer") for its existing 9-1/2% Senior Subordinated Notes due 2009 (the "existing notes") and solicitation of consents and votes for a pre-packaged bankruptcy plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Pre-Packaged Plan") in the event the requirements of the Exchange Offer were not satisfied. The Exchange Offer was subject to a variety of important conditions, including the condition that holders representing 99.5% of the aggregate principal amount of the existing notes agree to the Exchange Offer (such condition, as amended or waived, the "Minimum Tender Condition"). In connection with the Exchange Offer, holders who tendered their existing notes were to receive shares of the Company's class A common stock and convertible preferred stock and up to $50.0 million in cash in exchange for their existing notes. If the requisite holders of existing notes did not agree to the Exchange Offer, American Cellular would proceed to the Pre-Packaged Plan provided American Cellular had the approval of holders of existing notes, representing at least 66-2/3% of the outstanding aggregate principal amount of the existing notes that actually voted on the Pre-Packaged Plan and the approval of holders representing at least a majority in number of the holders of existing notes who actually voted on the Pre-Packaged Plan. Pursuant to the Pre-Packaged Plan, holders of existing notes would have received the same consideration as they would have received in the Exchange Offer.

     The Company and certain of its affiliates entered into an Exchange Offer and Plan Support Agreement with the holders of approximately 67% of the aggregate outstanding principal amount of American Cellular's existing notes. These noteholders agreed, subject to the terms and conditions of such agreement, to tender and not withdraw their existing notes in the Exchange Offer and to vote in favor of the Pre-Packaged Plan.

     The Exchange Offer and consent solicitation for the Pre-Packaged Plan were scheduled to expire on August 8, 2003, but were extended to August 11, 2003. While the Exchange Offer was pending, ACC Escrow Corp., an indirect, wholly owned subsidiary of the Company, which was formed to merge into American Cellular, completed a private offering of $900.0 million of 10% Senior Notes due 2011 (the "New Notes"), and the proceeds of this offering were placed in escrow, subject to the completion of the consummation of the Reorganization of American Cellular.

     On August 19, 2003, the Reorganization was consummated, at which time the following transactions occurred:

     o a wholly-owned, non-recourse subsidiary of the Company contributed $50.0 million to the capital of ACC Escrow Corp.;

     o holders of $681.9 million outstanding principal amount of American Cellular's existing notes exchanged their American Cellular notes for an aggregate of $48.7 million in cash, 43.9 million shares of the Company's class A common stock and 681,900 shares of the Company's convertible preferred stock; and


          1.   ACC Escrow Corp. merged with and into American Cellular;

          2.   the amounts held in escrow were released;

          3. the outstanding indebtedness under American Cellular's existing credit facility was repaid in full and that credit facility was terminated;

          4. $681.9 million principal amount of American Cellular's existing notes was cancelled, and the holders of the cancelled notes received shares of the Company's class A common stock and convertible preferred stock, and cash;

          5. the financial advisor to a special committee representing the holders of American Cellular' existing notes received a fee of $3.9 million in cash, 276,848 shares of the Company's class A common stock and 4,301 shares of the Company's convertible preferred stock; and

          6. AT&T Wireless Services, Inc. terminated its interest in American Cellular.

     As a result of the consummation of the Reorganization, American Cellular has become a wholly-owned subsidiary of the Company and its subsidiaries.


Item 8.01   Other Events.

     On August 19, 2003, the Company issued a press release regarding the consummation of the reorganization as described in Item 2 above.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     The audited consolidated financial statements and notes thereto of American Cellular Corporation and its subsidiaries for the years ended December 31, 2002 and 2001 and for the period from February 25, 2000 through December 31, 2000 are filed herewith as Exhibit 99.1 to this report.

     The unaudited condensed consolidated financial statements and notes thereto of American Cellular Corporation and its subsidiaries for the three and six months ended June 30, 2003 and for the three and six months ended June 30, 2002 are filed herewith as Exhibit 99.2 to this report.

(b)  Pro Forma Financial Information.

     An unaudited consolidated pro forma balance sheet of the Company as at June 30, 2003, which gives effect to the consummation of the reorganization as if it had occurred on January 1, 2002, is included in Exhibit 99.3 to this report.

     Unaudited consolidated statements of income of the Company for the six months ended June 30, 2004 and for the year ended December 31, 2002, which give effect to the consummation of the reorganization, are included in Exhibit 99.3 to this report.

     An unaudited pro forma consolidated condensed balance sheet of American Cellular as of June 30, 2003, which gives effect to the consummation of the reorganization as if it had occurred on January 1, 2002, is included in Exhibit
99.3 to this report.

     Unaudited pro forma consolidated statement of operations of American Cellular for the six months ended June 30, 2003 and for the year ended December 31, 2002, which give effect to the consummation of the reorganization, are included in Exhibit 99.3 to this report.

(c)     Exhibits:
        --------

99.1 Consolidated financial statements and notes thereto of American Cellular Corporation and its Subsidiaries for the years ended December 31, 2002 and 2001 and for the period from February 25, 2000 through December 31, 2000, filed herewith.

99.2 Unaudited Condensed Consolidated financial statements and notes thereto of American Cellular Corporation and its Subsidiaries for the three and six months June 30, 2003 and for the three and six months ended June 30, 2002, filed herewith.

99.3 Unaudited Pro Forma Consolidated Condensed Financial Statements, filed herewith.

99.4 Registrant's press release dated August 19, 2003, incorporated herein by reference to the Form 8-K filed on August 28, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOBSON COMMUNICATIONS CORPORATION


                                   By RONALD L. RIPLEY
                                      Ronald L. Ripley, Vice President and
                                        Senior Corporate Counsel

August 30, 2004

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                                 EXHIBIT INDEX

Exhibit
No.        Description                            Method of Filing
---        -----------                            ----------------

99.1      Consolidated financial statements       Filed herewith electronically
          and notes thereto of American Cellular
          Corporation and its Subsidiaries for
          the years ended December 31,
          2002 and 2001 and for the period
          from February 25, 2000 through
          December 31, 2000.

99.2      Unaudited Condensed Consolidated        Filed herewith electronically
          financial statements and notes thereto
          of American Cellular Corporation
          and its Subsidiaries for the three
          and six months ended June 30, 2003 and
          for the three and six months ended
          June 30, 2002.

99.3      Unaudited Pro Forma Consolidated        Filed herewith electronically
          Condensed Financial Statements

99.4      Registrant's press release              Incorporated herein by
          dated August 19, 2003.                  reference